As filed with the Securities and Exchange Commission on May 16, 2014.
Registration No. 333-

 _____________________________________________________________________________________________________
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
  _____________________________________________________________________________________________________
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
  _____________________________________________________________________________________________________
THE HAIN CELESTIAL GROUP, INC.
(Exact name of registrant as specified in its charter)
  _____________________________________________________________________________________________________

Delaware	22-3240619
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1111 Marcus Avenue Lake Success, New York	11042
(Address of principal executive offices)	(Zip Code)
  _____________________________________________________________________________________________________
THE HAIN CELESTIAL GROUP, INC.
Amended and Restated 2002 Long Term Incentive and Stock Award Plan
(Full title of the plan)
  _____________________________________________________________________________________________________
Irwin D. Simon
Chairman of the Board,
President and Chief Executive Officer
The Hain Celestial Group, Inc.
1111 Marcus Avenue
Lake Success, New York 11042
(Name and address of agent for service)
(516) 587-5000
(Telephone number, including area code, of agent for service)
 _____________________________________________________________________________________________________
Copy to:
Roger Meltzer, Esq.
DLA Piper LLP (US)
1251 Avenue of the Americas
New York, New York 10020
Telephone: (212) 335-4500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐
 _____________________________________________________________________________________________________

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered (1)	Amount to be Registered	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2)
Common Stock, $0.01 par value	2,000,000 (3)	$90.22	$180,440,000	$23,240.67

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement covers any additional securities to be offered or issued from stock splits, stock dividends or similar transactions.

(2)
Computed in accordance with Rule 457(c) and Rule 457(h) under the Securities Act of 1933, as amended, by averaging the high and low sales prices of the Registrant’s common stock reported on the Nasdaq Global Select Market on May 9, 2014. The registration fee is calculated only with respect to the additional securities registered on this Registration Statement.

(3)	Represents additional shares of Common Stock issuable pursuant to The Hain Celestial Group, Inc. Amended and Restated 2002 Long Term Incentive and Stock Award Plan.

 _____________________________________________________________________________________________________

EXPLANATORY NOTE

The Hain Celestial Group, Inc. (“Hain” or the “Registrant”) has prepared this Registration Statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), to register an additional 2,000,000 shares of common stock authorized for issuance under the Registrant's Amended and Restated 2002 Long Term Incentive and Stock Award Plan (the “2002 Plan”). A registration statement on Form S-8 (File No. 333-102017) was filed with the Securities and Exchange Commission (the “Commission”) on December 19, 2002, covering the registration of 1,600,000 shares of common stock authorized for issuance under the 2002 Plan. A registration statement on Form S-8 (File No. 333-111881) was filed with the Commission on January 13, 2004, covering the registration of an additional 1,500,000 shares of common stock authorized for issuance under the 2002 Plan. A registration statement on Form S-8 (File No. 333-140180) was filed with the Commission on January 24, 2007, covering the registration of an additional 2,750,000 shares of common stock authorized for issuance under the 2002 Plan. A registration statement on Form S-8 (File No. 333-158357) was filed with the Commission on April 1, 2009, covering the registration of an additional 600,000 shares of common stock authorized for issuance under the 2002 Plan. A registration statement on Form S-8 (File No. 333-166773) was filed with the Commission on May 12, 2010, covering the registration of an additional 2,100,000 shares of common stock authorized for issuance under the 2002 Plan. A registration statement on Form S-8 (File No. 333-172734) was filed with the Commission on March 10, 2011, covering the registration of an additional 1,700,000 shares of common stock authorized for issuance under the 2002 Plan. A registration statement on Form S-8 (File No. 333-180189) was filed with the Commission on March 16, 2012, covering the registration of an additional 500,000 shares of common stock authorized for issuance under the 2002 Plan. A registration statement on Form S-8 (File No. 333-188542) was filed with the Commission on May 10, 2013, covering the registration of an additional 1,250,000 shares of common stock authorized for issuance under the 2002 Plan. Pursuant to General Instruction E of Form S-8, this Registration Statement is being filed to register an additional 2,000,000 shares of common stock under the 2002 Plan. Pursuant to such Instruction E, the contents of the registration statements on Form S-8 (File Nos. 333-102017, 333-111881, 333-140180, 333-158357, 333-166773, 333-172734, 333-180189 and 333-188542) are incorporated herein by reference. The current registration of 2,000,000 shares will increase the number of shares of common stock registered under the 2002 Plan from 12,000,000 shares to 14,000,000.

EXHIBITS
The following exhibits are filed as part of this Registration Statement:

4.1	The Hain Celestial Group, Inc. Amended and Restated 2002 Long Term Incentive and Stock Award Plan (1)
4.2	Amended and Restated Certificate of Incorporation (2)
4.3	Specimen of common stock certificate (3)
5.1	Legal opinion of DLA Piper LLP (US) +
23.1	Consent of Ernst & Young LLP +
23.2	Consent of Pricewaterhouse Coopers LLP +
23.3	Consent of DLA Piper LLP (US) (contained in Exhibit 5.1)

(1)	Filed as Exhibit 10.1 to the Current Report on Form 8-K filed by the Registrant with the Commission on November 22, 2013 and incorporated herein by reference.

(2)
Filed as Exhibit 3.1 to Amendment No. 1 to the Registration Statement on Form S-4 (Commission File No. 333-33830) filed by the Registrant with the Commission on April 24, 2000 and incorporated herein by reference.

(3)
Filed as Exhibit 4.1 to Amendment No. 1 to the Registration Statement on Form S-4 (Commission File No. 333-33830) filed by the Registrant with the Commission on April 24, 2000 and incorporated herein by reference.

+	Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Success, State of New York, on May 16, 2014.

THE HAIN CELESTIAL GROUP, INC.

By:	/S/ Stephen J. Smith
Name:	Stephen J. Smith
Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Irwin D. Simon and Stephen J. Smith as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this registration statement (and any additional registration statement related hereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments, thereto)), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed as of May 16, 2014, by the following persons in the capacities indicated.

Name	Title

/S/ IRWIN D. SIMON	Chairman of the Board, President and Chief Executive Officer
Irwin D. Simon	(Principal Executive Officer)

/S/ STEPHEN J. SMITH	Executive Vice President and Chief Financial Officer
Stephen J. Smith	(Principal Financial Officer)

/S/ ROSS WEINER	Vice President and Chief Accounting Officer
Ross Weiner	(Principal Accounting Officer)

/S/ RICHARD C. BERKE	Director
Richard C. Berke

/S/ JACK FUTTERMAN	Director
Jack Futterman

/S/ MARINA HAHN	Director
Marina Hahn

/S/ ANDREW R. HEYER	Director
Andrew R. Heyer

/S/ ROGER MELTZER	Director
Roger Meltzer

/S/ SCOTT O’NEIL	Director
Scott O’Neil

/S/ LAWRENCE S. ZILAVY	Director
Lawrence S. Zilavy

INDEX TO EXHIBITS

4.1	The Hain Celestial Group, Inc. Amended and Restated 2002 Long Term Incentive and Stock Award Plan (1)
4.2	Amended and Restated Certificate of Incorporation (2)
4.3	Specimen of common stock certificate (3)
5.1	Legal opinion of DLA Piper LLP (US) +
23.1	Consent of Ernst & Young LLP +
23.2	Consent of Pricewaterhouse Coopers LLP +
23.3	Consent of DLA Piper LLP (US) (contained in Exhibit 5.1)

(1)	Filed as Exhibit 10.1 to the Current Report on Form 8-K filed by the Registrant with the Commission on November 22, 2013 and incorporated herein by reference.

(2)
Filed as Exhibit 3.1 to Amendment No. 1 to the Registration Statement on Form S-4 (Commission File No. 333-33830) filed by the Registrant with the Commission on April 24, 2000 and incorporated herein by reference.

(3)
Filed as Exhibit 4.1 to Amendment No. 1 to the Registration Statement on Form S-4 (Commission File No. 333-33830) filed by the Registrant with the Commission on April 24, 2000 and incorporated herein by reference.

+	Filed herewith.